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         TRANS-LUX CORPORATION & SUBSIDIARIES                                EXHIBIT 11
          COMPUTATION OF EARNINGS PER SHARE


                                                     FOR THE THREE
                                                      MONTHS ENDED
                                                     MARCH 31, 1996
                                                     --------------

 Primary:
 --------
 Net income                                                 $248,000
                                                          ==========

 Average common shares outstanding                         1,253,824
 Assumes exercise of options reduced by
   the number of shares which could have
   been purchased with the proceeds from
   exercise of such options                                    9,232
                                                           ---------
 Average common and common equivalent
   shares outstanding                                      1,263,056
                                                           =========

 Primary earnings per share                                    $0.20
                                                           =========

 Fully diluted:
 --------------
 Net income                                                 $248,000

 Add after tax interest expense applicable
   to 9% convertible subordinated debentures                  66,000
                                                           ---------
 Adjusted net income                                        $314,000
                                                           =========

 Average common shares outstanding                         1,253,824
 Assumes exercise of options reduced by
   the number of shares which could have
   been purchased with the proceeds from
   exercise of such options                                    9,392
 Assumes conversion of 9% convertible
   subordinated debentures                                   383,780
                                                           ---------
 Average common and common equivalent
   shares outstanding                                      1,646,996
                                                           =========

 Fully diluted earnings per share                              $0.19
                                                           =========

 Fully diluted earnings per share are not presented for 1995 as the effect is not dilutive.
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